text of Preliminary filing to SEC January 2012

*http://www.secinfo.com/xxxxx

Lindner Peter * PRE 14A * American Express Co * On Jan
25, 2012
Filed On Jan 25, 2012 12:15pm ET   *   SEC File 1-07657
*
Accession
Number 1394849-7-2
  As Of               Filer            Filing
As/For/On
Docs:Pgs
Issuer

1/25/2012  Lindner Peter              PREC14A
1:10
American Express Co

Preliminary Proxy Solicitation Material -- Contested
Solicitation
*   Schedule
14A
Filing Table of Contents
Document/Exhibit                   Description
Pages   Size

 1: PREC14A     Peter Lindner 1st Draft of Proxy
10  38K

<SEQUENCE>1
<FILENAME>proxyverb.txt
<FILERID>142380792</FILERID>
<SubCompany_filerId_ is>142380792</SubCompany_filerId_
is>
PREC14A 1 draftproxy.htm FIRST DRAFT OF NON-MANAGEMENT
PROXY
SCHEDULE 14A INFORMATION
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities
Exchange Act of
1934
Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:

[X]     Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
[   ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Rule 14a-12

AMERICAN EXPRESS COMPANY

(Name of Registrant as Specified In Its Charter)
PETER LINDNER

(Name of Person(s) Filing Proxy Statement, if other than the
Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[   ] Fee computed on the table below per Exchange Act
Rule
14a-
6(i)(1)and 0-11.
  (1) Title of each class of securities to which
ransaction
applies:
  (2) Aggregate number of securities to which transaction
applies:
  (3) Per unit price or other underlying value of
transaction computed pursuant
      To Exchange Act Rule 0-11 (Set forth the amount on
which the filing  fee is calculated and state how it was
determined):
  (4) Proposed maximum aggregate value of transaction:
  (5) Total fee paid:
[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as
provided by
Exchange Act
Rule
       0- 11(a)(2) and identify the filing for which the
offsetting fee was paid  previously.  Identify the
previous
filing by registration statement number,
   or the Form or Schedule and the date of its filing.
(1)     Amount Previously Paid:
(2)     Form, Schedule or Registration Statement No.:
(3)     Filing Party:
(4)
Date Filed:

PRELIMINARY COPY, SUBJECT TO COMPLETION
DATED January 25, 2012
PROXY STATEMENT OF
PETER LINDNER
IN CONNECTION WITH THE
2011 ANNUAL MEETING OF STOCKHOLDERS
OF
AMERICAN EXPRESS COMPANY

Prec14a filing for American Express by Peter Lindner as plaintext

Wednesday, January 25, 2012


I am resubmitting my proposal of 2009/2010 basically since I have sued American Express (Amex) in the SDNY
(Southern District of New York) in
Was: case 10cv2228 (JSR-JLC) which is on appeal as
Is: case 11-3594-cv to the 2nd Circuit Court of Appeals en banc

My central point in this appeal is that under NY
Judiciary section 487 on "intent to deceive" any Court in NY State, which I provide the excerpts from the sworn testimony of Joe Sacca, Esq in 2009, and contrast it with the previously sealed transcript of Mar/Apr 2007. Mr.
Sacca of Skadden(alongside Ms. Jean Park of Kelley Drye
Warren, and Amex General Counsel's VP Jason Brown, Esq.)
told USDJ Koeltl that Amex had not attempted to stop my communications with the SEC. At the time, I protested, but Mr. Sacca and his colleagues did not modify their statement which I believe is factually incorrect, as one can tell from the 2007 transcript.

Here is how I plan to inform the 2nd Circuit Court of Appeals why this criminal misdemeanor should be remedied via a Specific Performance: to wit, placing my
Shareholder Proposal on the proxy, along with my nomination as a Director. I note that in 2009, USDJ
Koeltl (rightly) felt in His Honor's ORDER that there would be much confusion and expense to change the proxy a few days before the meeting (April 23 for the April 29, 2009 meeting, I believe). Thus, I am requesting this in January 2012, which is prior to Amex printing the proxies, and clearly before those proxies are distributed.

My reasoning is that what may be legal in other States, is illegal for lawyers in NY State, and that is "intent to deceive" the Court, which Mr. Sacca did perhaps inadvertently in April 2009. But despite repeated oral and written requests to Mr. Sacca to inform the Court that he made a mistaken comment (repeatedly), Mr. Sacca has not modified his rebuttal to me that Amex did not stop me from communicating with the SEC. I am not a lawyer, but as I understand the law, NY Judiciary section
487 on "intent to deceive" any Court in NY State is a criminal misdemeanor, which later can be sued for treble damages in a civil suit. I feel the SEC laws are written so that criminal conduct should not be allowed to affect whether a Shareholder Proposal is voted on. Thus, I asked that the offending lawyers (Sacca, Park, Brown) be disbarred if found by our Courts to have intended to deceive the Courts, whether successful or not, but in this case successful.

I assert with the transcripts of 2007 (Jean Park and Jason Brown) and 2009 (Joe Sacca) I provide a factual foundation for a full look by the 3 entities:
Amex, me and Amex Shareholders (and Shareholder
Employees, of which I was one, via the EEOC standard enunciated by the US Supreme Court ruling that former employees count as employees).

I recognize that my Proposals may be challenged by Amex, and that I am subject to SEC laws on statements I make, even though I believe them to be true under Rule 14A9 and under section 14A. I understand the Company may challenge my statements, and that any question about conflict on illegality of my proposals can be settled by a Court of competent jurisdiction

Thus I seek the 2nd Circuit Court of Appeals to remedy the flaw of 2009 by not allowing Amex to do so again, and specifically by having Amex put on (as stated before) my
Shareholder Proposal on EEOC rights, hopefully via a Truth Commission, so that past and present wrongs can be fixed.

Here is what I basically wrote / am writing the Court, subject to change:

I hereby am suing American Express and now ask for a "Specific Performance" remedy by the 2nd Circuit Court of
Appeals, enforceable by an ORDER that Amex must put my
Shareholder proposal and nomination on the Proxy, since they committed a violation of NY Judiciary section 487 on "intent to deceive" any Court in NY State in April 2009 by (repeatedly) denying (whether successful or not, but in this case, successful) that Amex stopped me from communicating with the SEC prior to 2009. This allegation was made on "April 23, 2009 6:30 p.m." by Joe
Sacca, and was on the brief filed by Mr. Sacca (of
Skadden Arps) and Ms. Jean Park (of Kelley Drye &
Warren), with Amex's General Counsel's VP "Jason Brown,
Attorney for Defendant". As the next pages will show, Mr. Brown specifically put in the record on "Thursday, March 29, 2007" that I could not what Ms. Park calls my
"shareholder activities", and Mr. Brown enumerates as "That Mr. Lindner, acting alone or in concert, directly or indirectly, will not submit any shareholder proposal under Rule 14(a)(8) under the Securities and Exchange Act of 1934". Since this alleged "intent to deceive" was ruled by USDJ Koeltl to not include my "shareholder proposal in the company's proxy materials" and "proxy materials seeking to elect himself as a director including his shareholder proposal". USDJ Koeltl went on to say that since the meeting was only four (4) days later, it would cause Amex to "suffer considerable disruption between upon the issuance of the plaintiff's requested preliminary injunction. Rescheduling or postponing the April 27, 2009, shareholder meeting and reissuing or amending the proxy materials would result in significant expense, among other things. " It is now
January 2012, 3 months prior to the meeting, and thus no need to reschedule or postpone the "shareholder meeting and reissuing or amending the proxy materials". I note that I was given only 14 days after the rejection of my
Appeal by the 3 Judges of the 2nd Circuit Court of
Appeals, dated January 11, 2012.

In the paragraphs below, I provide the "factual foundation" as required by SEC "Rule 14a-9 -- False or Misleading Statements." I understand that Amex may challenge my proposal, and I am subject to SEC laws on statements I believe to be true under section 14A, which relates to Shareholder Proposals . Specifically, "As the
Commission stated in Exchange Act Release No. 40018, proposals that relate to ordinary business matters but that focus on "sufficiently significant social policy issues . . . would not be considered to be excludable because the proposals would transcend the day-to-day business matters."

Thus, my complaint alleges facts showing that  Amex'
attorney Joe Sacca misled USDJ Koeltl by claiming that
Amex did not stop me from going to the Securities and
Exchange Commission (SEC) prior to 2009, when Amex, Jean
Park and Jason Brown wrote a document that detailed how I
could not go to the SEC (paragraph 15 of the IFP
Attachment in Exhibit 3).   This is what Amex wrote on
March 2007 that said I can not "submit any shareholder proposal under Rule 14(a)(8)" to the SEC. Joe Sacca lied about that in print and verbally, with Ms. Park and Mr.
Brown being present in Court but not correcting this information, despite my repeated requests in the Court and via email.

"MS. PARK: The company would also require Mr.
Lindner's agreement to irrevocably - with respect to Mr. Lindner's shareholder activities -

MR. BROWN: And I'll read this. This is Jason Brown, counsel for American Express.

That Mr. Lindner, acting alone or in concert, directly or indirectly, will not submit any shareholder proposal under Rule 14(a)(8) under the Securities and Exchange Act of 1934, or any other rule under that Act, as amended, or any successor rule;

He will not under American Express Company's bylaws nominate himself or anyone else to run for board of directors;

That he cannot bring any item for action before any meeting of shareholders of American Express Company;

He cannot attend any shareholders meetings;

He cannot engage in any solicitation of proxies under any regulation or rule of the Securities
Exchange Act of 1934 in opposition to the company's own proxy solicitation;

He cannot request a shareholder list under any Securities laws, being federal laws or state laws;

He must remove his website regarding his proxies or any, I guess, shareholder activity and will not in the future post any such website."

[Case No. 06cv3834 (JGK-THK), Lindner v American
Express and Qing Lin, Thursday, March 29, 2007, TR
4, lines 2-19]

  My complaint alleges that Amex lawyers Park, Sacca and Brown had intent to deceive the Court by denying to USDJ
Koeltl in this case's predecessor and not admitting it to USDJ Rakoff or Magistrate Judge Cott, which should have been done, which is a criminal misdemeanor under NY
Judiciary section 487 on "intent to deceive" any Court in NY State, subject to their disbarment and treble damages under a separate civil lawsuit. By such conduct of the attorneys, I was denied due process in my judicial proceedings. This is a basis in law and in fact and clearly brings my complaint, and my appeal, outside the grounds for dismissal under 28 U.S.C. section 1915(e).
Clearly, by improper, if not unlawful conduct, by adversary counsel, I should not be denied the ability to pursue my claims for relief.

Here is one of the several times that Amex has said that Amex did not make "misrepresentations to the Court about
Mr. Lindner's ability to communicate with the SEC. There is in fact no evidence in the record that Mr. Lindner was under any prohibition from responding to the SEC"


      "14             MR. LINDNER:  Thank you, your Honor.
I appreciate
       15    that you've read everything.  I guess the
question is what
       16    constitutes irreparable damage when this
same thing keeps
       17    happening year after year.  I had hoped in
2006 when I attended
       18    the shareholders meeting that my words to
Ketchen Oltin in the
       19    question and answer period, how seriously
does American Express
       20    take its code of conduct, and he replied
very, very seriously.
       21    So, I thought that might be a type of wake-
up call for the
       22    people under him so that they would use the
code of conduct,
       23    which actually would have settled my whole
problem with a memo
       24    and a phone call.  Although -- and exchange
of money, too, for
       25    violation of a contract.  That did not
happen.
                            SOUTHERN DISTRICT REPORTERS,
P.C.
                                      (212) 805-0300

3
             94n3linc                 Motion
        1             And when I wanted to go to the
shareholders meeting in
        2    2007, again this time I filed on the SEC Web
site, AmEx got a
        3    court order to stop me from communicating
with the SEC, to ask
        4    me to withdraw my filing from the SEC, to
take down my Web
        5    site, to not attend the shareholders
meeting, to not ask my
        6    questions.
        7             And what's more amazing is that in
the last week's
        8    April 14 meeting in front of your Honor, Joe
Sacca said AmEx
        9    has never tried to stop communication with
the SEC.  I stood up
       10    and corrected his misimpression.  So I was
quite surprised to
       11    see in his brief that Ms. Park said that
American Express never
       12    tried to stop me from communicating with the
Securities and
       13    Exchange Commission.  I don't know why they
keep saying that.
       14    And in fact it's even in their own exhibit
where they quote
       15    from my filing with the SEC.  I note that
AmEx, on Defendant's
       16    Exhibit 17, that I think it's 17.  I'm
sorry.  Anyhow, they
       17    note that I was stopped from communicating
with the SEC.
       18             So, that's one -- the
inconsistencies bother me.  It's
       19    when they make a wrong statement and then
they're corrected,
       20    you would think that they would not want to
be corrected again.
       21    But I'm forced to do that."

So, the above excerpt says that I tell The Court (which is located in NY State, and thus under the protection of NY Judiciary section 487 on "intent to deceive" any Court in NY State - a criminal misdemeanor subjecting the lawyer to disbarment) that "Joe Sacca said AmEx has never tried to stop communication with the SEC. I stood up and corrected his misimpression."

 "And what's more amazing is that in the last week's April 14 meeting in front of your Honor, Joe Sacca said AmEx has never tried to stop communication with the SEC. I stood up and corrected his misimpression. So I was quite surprised to see in his brief that Ms. Park said that American Express never tried to stop me from communicating with the Securities and Exchange Commission. I don't know why they keep saying that."

Mr. Sacca then responds by saying that he'd like to "address just a couple points. One is the accusation that we've made misrepresentations to the Court about Mr.
Lindner's ability to communicate with the SEC. There is in fact no evidence in the record that Mr. Lindner was under any prohibition from responding to the SEC in response to American Express' request for no action. "


      "9             MR. SACCA:  Good afternoon, your
Honor.  I will be
       10    very brief.  I don't intend to repeat
anything that was in our
       11    papers, unless your Honor would like
clarification.
       12             I would like to address just a
couple points.  One is
       13    the accusation that we've made
misrepresentations to the Court
       14    about Mr. Lindner's ability to communicate
with the SEC.  There
       15    is in fact no evidence in the record that
Mr. Lindner was under
       16    any prohibition from responding to the SEC
in response to
       17    American Express' request for no action.  In
fact, although
       18    Mr. Lindner has asserted that it wasn't
until March 23 of this
       19    year that Magistrate Judge Katz freed him to
respond to the
       20    SEC, we have put into the record as Exhibit
9 to my declaration
       21    a letter to Mr. Lindner from the chief
counsel of the SEC dated
       22    April 8, 2009, in which he says he is
responding to four
       23    letters from Mr. Lindner, one of which was
dated February 25 of
       24    2009.  So we do have evidence that Mr.
Lindner was
       25    communicating with the SEC during a period
he now says we were

11
             94n3linc                 Motion
        1    prohibiting him from doing so.  I did just
want to respond to
        2    that accusation briefly.
        3             The last point I'd like to make is
in reference to
        4    Mr. Lindner's -- what he says are recent
conversations with
        5    Mr. Be of the SEC staff.  Mr. Lindner did
make to the SEC, and
        6    we have put before the Court as Exhibits 10
and 11 to my
        7    declaration, two of his submissions to the
SEC where he asked
        8    them to reconsider their no-action letter.
He argued that his
        9    proposal dealt with the issue of
discrimination which he argued
       10    was a significant social policy.  And April
8 the SEC said,
       11    having considered his position, it declined
to reconsider its
       12    decision.  So, the SEC has heard and
considered the argument
       13    that this proposal relates to a significant
shareholder issue.
       14             According to the document that's
appendix I to
       15    Mr. Lindner's reply submission, his
conversation with Mr. Be
       16    was apparently entirely hypothetical.
Because he says in his
       17    letter to Mr. Be, "Despite the fact that you
can't address
       18    hypotheticals, you pointed out that
significant social policies
       19    can be included."  That's something we don't
dispute.  The SEC
       20    rules are what the SEC rules are.  The
argument here is, and
       21    why Mr. Lindner has no likelihood of
succeeding on the merits
       22    of any claim here, is that his proposal does
not deal with a
       23    significant social issue.  The text of the
proposal makes clear
       24    he wants a commission appointed to institute
mandatory
       25    penalties for violation of American Express'
code of conduct

12
             94n3linc                 Motion
        1    which covers an enormous range of conduct.
And on its face
        2    does not relate to a significant social
policy.  That's the
        3    essential point.  That's why there is no
likelihood of success
        4    on the merits here.
        5             And just finally, on the issue of
irreparable harm, we
        6    would submit that someone who has been
pursuing this issue
        7    since 2007 but never come to court to seek
the relief that he
        8    now seeks clearly did not suffer irreparable
harm.  Thank you.
        9             THE COURT:  Okay.
       10             MR. LINDNER:  May I answer, your
Honor?
       11             THE COURT:  Very briefly.  You are
entitled to.
       12             MR. LINDNER:  Thank you.  I'm
sorry.  I don't know if
       13    Ms. Park even speaks to Joe Sacca.  But if
Ms. Park were saying
       14    that, I would be quite upset.  I think there
is no doubt that
       15    Magistrate Judge Katz made an ex parte
communication with me
       16    and told me that I would be under contempt
of court if I did
       17    not withdraw my filing from the SEC and not
communicate to the
       18    SEC.  I don't know if Mr. Sacca is aware of
it or whether he
       19    even speaks to his co-counsel.  Or maybe if
that's a scheme
       20    that they are doing here.
       21             As to whether American Express had
tried to stop my
       22    communication with the SEC, in order to do a
proxy filing and I
       23    want to have directors on a slate so I'm not
just -- if I just
       24    have myself running for director, the SEC
requires me to put
       25    down that I'm disenfranchising the voters
because they won't be

13
             94n3linc                 Motion
        1    able to vote for any of the other people.
So I have to get the
        2    directors to agree to -- that I list them on
my slate.
        3             On March 5 of 2009, Judge Katz
issued an order, number
        4    133, that prohibits Lindner from contacting
AmEx and that he
        5    wouldn't allow me to speak to the board of
directors about my
        6    proposal or to run for the board of
directors.
        7             On March 9, the SEC -- Judge Katz
ruled in number 134
        8    that I am allowed to speak at the
shareholders meeting but
        9    prior to that I was not.  If I had not been
able to speak there
       10    under SEC rules, I would not be able to
present my shareholder
       11    proposal for two more years.
       12             On March 13, Ms. Park said that --
a few days later
       13    Ms. Park writes to the judge that she wants
to -- that I wish
       14    to speak to the nominating committee and --
let me strike that.
       15    There is like -- I listed 10 different
things here.
       16             On March 16, Jean Park writes a
letter to Katz re
       17    sanctions and reconsideration dated March
16.  And she wanted
       18    me to stop me from communicating to the
members of the other
       19    board.
       20             There are five other diversionary
tactics between
       21    March 16 and April 14.  On April 14, again,
Ms. Park tries to
       22    schedule the hearing after the meeting.  And
then the two
       23    letters to Judge Katz to slow me down and to
not let me include
       24    transcripts to the SEC.  If not allowing me
to include
       25    transcripts is not -- and having Ms. Park
censor them before I

14
             94n3linc                 Motion
        1    upload them to the SEC is not interfering
with the
        2    communication, I don't know what is.
        3             THE COURT:  All right.  I'm
prepared to decide.  Thank
        4    you all.  I've thoroughly reviewed the
papers and I've listened
        5    to argument and I'm prepared to rule."


I set forth particular facts showing that there were levels of bad faith from Amex and their side, including perjury (from a vendor), coverup (by Amex's General
Counsel's  Office and by 2 outside law firms representing
Amex), misleading Shareholders (by Amex CEO Ken Chenault and Stephen Norman), and violations of the Sarbanes-Oxley
(SOX) requirements made after Enron's financial scams on the CEO personally attesting to the Code of Conduct filed with the SEC,

1.	For 5 years, Amex VP Jason Brown, Esq. covered-up
contractual, ethics and Title VII of the Civil
Rights Act of 1964 violations by VP Qing Lin, despite General Counsel's Louise Parent being his boss and General Counsel's Office signing the June 2000 Amex-Lindner Contract.

2.	As stated above, for 2 years, Joe Sacca, Esq. of
Skadden Arps perjured himself to USDJ Koeltl, and then covered it up along with Jean Park, Esq. of Kelley Drye Warren, even though I wrote him for 2 years that he should tell the Judge he misspoke in April 2009 by saying that Amex never stopped me from communicating with the SEC, when Jason Brown and Jean Park both were present when the Court
ORDERed me upon Amex's request to not communicate with the SEC, to withdraw a filing to the SEC
(which can't be done), and not attend the April
2009 Amex Shareholder meeting in person or via representative (which may be illegal under SEC laws on a single class of Shareholder stocks), and also a violation of NY Judiciary section 487 on "intent to deceive" any Court in NY State, which is a criminal misdemeanor subject to treble damages filed in a separate civil suit

3.	Amex's Vendor FischerJordan did perjure themselves
by plainly stating that they did not talk to Qing
Lin about me, and especially not negative things,
when
a.	Qing Lin gave a deposition that spelled out the
name of FischerJordan's principle Boaz Salik
for Qing giving information about me in
violation of the June 2000 Amex-Lindner
Contract signed by (now Banking President) Ash
Gupta, Amex's General Counsel's  Office, and
me.
b.	Jason Brown, Esq. noted that Qing admitted to
saying that "I don't think Peter Lindner can
work at American Express" , where  AXP is the
NYSE symbol for American Express
c.	Worse: on this critical point, Jason Brown did
not include that in his summary letter to me
(and presumably copied to Secretary of the
Corporation Stephen Norman, Esq.), even though
Mr. Brown told me that in person as "I don't
think Peter Lindner can work here." I had
written Mr. Brown by email that Mr. Brown
admitted this statement, which would be a
violation of the June 2000 Amex-Lindner
Contract, and Mr. Brown denied in email (all in
24 hours) that characterization /
memorialization of what Brown said to me, and
blandly replied that it was not mentioned in
Brown's April 2006 summary because "There was
no reason for me to include it"
4.	Surely if  Jason said something to me, and I say
this is proof of Qing's Contract violation and
violation of Title VII of the Civil Rights Act of
1964 and violation of the Amex Code of Conduct,
but Jason denies in writing he even said that to
me, and 3 years later admits under oath that his
hand-written notes are pretty much verbatim what
he told me, it is irresponsible (or more correctly
a cover-up) to not point out this disagreement in
Jason's summary of the dispute to me and to
Stephen Norman,Esq. I note that  in Dec2005 that
Mr. Norman told me that Mr. Norman would get Mr.
Brown to again look into Qing Lin's (then) alleged
and now admitted violation of the June 2000 Amex-
Lindner Contract.
a.	I stress the word "again" since I made that
allegation in Aug2005 that Qing spoke to Boaz
Salik of FischerJordan, and Jason Brown said my
words were not identical, but then refused to
tell me how they differed from what Qing said.
b.	I note in passing that this matter could have
been settled by Jason Brown telling the truth
and quoting Qing's words in his summary, which
would have proven that
i.	Qing gave "any information" to Boaz Salik,
and
ii.	that (indirectly) Qing had not referred
Boaz to Human Resources (both required by
paragraph13 of the June 2000 Amex-Lindner
Contract signed by Jason Brown's General
Counsel's Office, and Ash Gupta and me).
iii.	Moreover, since I had filed an EEOC
Complaint, Qing's actions were also a
violation of Title VII of the Civil Rights
Act of 1964.
c.	This indicates that it was
i.	a cover-up by one of the signatories of
the June 2000 Amex-Lindner Contract, and
by two Officers of Amex (VP Jason Brown,
Esq. and Qing), and
ii.	 also a violation of the Amex Code of
Conduct regarding past / present / future
possible ethical problems being reported
to one's manager who'd report it to the
Secretary of the Corporation.
d.	What could have been settled in Feb 2006 had
Jason Brown honestly confirmed that Qing spoke
to Boaz about me
i.	whether or not Qing said good or bad
things about me,
ii.	but in this case: bad inferences of not
being able to work at Amex
iii.	and, this isn't even true, since I could
have worked for FischerJordan as a
consultant at Amex

5.	It is also doubtful that Banking President Ash
Gupta allowed his direct reporting aide of 15
years to leave despite these accusations without
having asked why Qing had not reported this breach
of the June 2000 Amex-Lindner Contract, signed by
Gupta, earlier, as required by the Amex Code of
Conduct ("Code") which both Gupta and Qing sign
every few years and explain to their (over 100)
employees.  The Code states that possible ethical
problems past / present / future .
6.	When confronted about this in the Amex Annual
Shareholders' Meeting in successive years, CEO
Chenault blandly told the Shareholders
misleadingly that the Code of Conduct works, when
specifically the General Counsel's Office, the
Banking President & his VP, all violated in the
past / present / future clause of the Code, and
that the General Counsel's  covered this up for 4
years despite being signatories. Thus, altogether
this shows that the Code is not working, since
a.	The Code which Qing, Ash, Jason, Ken signed did
not stop Qing from violating the June 2000
Amex-Lindner Contract in 2005,
b.	Nor stop Jason Brown from denying what he told
me in Feb 2006 (only to admit it under oath 3
years later)
c.	Nor stop Ash Gupta to profess ignorance of it
all,
d.	Nor force the General Counsel's  Office to
enquire why a known violation was noted in Aug2005 and confirmed in Feb 2006 was not included in a report to Jason Brown's superiors nor then reported to the Secretary of the Corporation.

7.	If the Code "works", this would have been
prevented in Feb/Mar2005 prior to Qing speaking to Boaz Salik, by having Qing ask Ash Gupta whether
Qing should talk about me in violation of the June
2000 Amex-Lindner Contract signed by Ash and the General Counsel's Office, and in Feb 2006 by Jason
Brown asking his manager in the General Counsel's
Office if it was okay for Qing to have said "Peter is a technical person. I don't think Peter can work at Amex" in violation of paragraph13 and possibly also Title VII of the Civil Rights Act of 1964 and the NYC and NY State Human Rights laws.
And given that both Qing and Jason admitted of those violations in Jan2009, should not a working
Code have had both of them report to Ash Gupta
(Qing's boss) and the General Counsel (Jason's boss) that a past violation occurred, which then would be reported to Stephen Norman for deciding if it was indeed a past violation or even a possible violation back then that was not forwarded to their managers as Qing, Jason and Ash had signed in writing their adherence to the Code?
Specifically, Sarbanes-Oxley allows the Code to exempt certain classes of people, and CEO Ken
Chenault could have exempted VP's and higher from those restrictions, but pointedly did not, thus placing himself as a violator of the Code by being alerted by me in April 2009 at the Amex
Shareholder Meeting of Qing's violation and Qing starting 2 weeks later to work for a competitor after 15 years at Amex reporting to Ash. How come
Qing "left" but Jason remained, as did Ash? This is clearly exempting Jason from the reporting requirements, and worse than Qing who committed the act, Jason aided and abetted Qing by not reporting it when he realized that Qing acted in his own self-interest instead of following the law, the contract and the Code.

It may arguably be "bad faith" according to USDJ Rakoff and MJ Cott for me to miss a single deadline, but it is a minor bad faith which pales compared to deliberate perjury to the Court by Officers of the Court and sworn witnesses and of the CEO to Shareholders and to the SEC.


There are things that are clearly deserving of a public hearing, including the perjury of the witnesses, the cover-up by the Amex General Counsel's VP for several years in defiance of the document June 2000 Amex-Lindner
Contract which his office signed with me, by the continued cover-up by CEO Ken Chenault who denied to both the SEC in writing and to the Shareholders verbally at the Annual Shareholder Meetings that the Code of Conduct worked when in fact the General Counsel's Office conspired with Qing Lin and Banking President Ash Gupta to vitiate it by covering up, lying, and making false claims about what ultimately is proven that everything I said was true and that they were "mistaken" or lied about it, in violation of SEC regulations, NY law, rules of the SDNY, and contrary to their sworn oaths via affidavit.

These matters should be re-opened and specific questions addressed to the individuals, e.g. Chenault, Brown, Sacca, Park, Gupta, Barran, Salik, Norman, so that they can refuse to make any statement under the 5th Amendment about self-incrimination, and that the Court and prosecutors can use the raw facts to show that they knowingly lied and covered up and retaliated in 2005 and even now in violation of Title VII of the Civil Rights
Act of 1964. Moreover, my private property for which I paid several thousand dollars: the tape recordings (on
DVD and videotape and audio tape) are being wrongly held by SDNY Courthouse against my wishes even though I paid for them, and have not been reimbursed, which is a violation of the 4th Amendment on seizure of property .

In filing my instant appeal, I also filed a 30 page
"Attachment to Request to Proceed IFP.pdf", which explains this in detail. Moreover, I have been out of work since Feb 1, 2011 - for 11 months - partially due to the wrongful actions only partly admitted privately, but not publicly by the Defendants. According to the IRS, it costs $4,000 a month to live in my zip code, and my mortgage/maintenance/taxes come to $3,000, and I get
$1,400 per month in unemployment. This is clearly a form of being a pauper: unable to pay for my home, let alone thousands for a lawyer and for the Court expenses. When
I asked the Court clerk Anna, who checked with her supervisor, there are no written standards in the 2nd
Circuit Court of Appeals for what constitutes poverty for
IFP: In Forma Pauperis, which would make that a candidate for denial of due process if such decisions are made arbitrarily, and in this, my case without a single reason given.

For all the above reasons, it is respectfully submitted that dismissal of my appeal and denial of my motion to proceed in forma pauperis be heard en banc and both the dismissal and denial be reversed.







-------------------------
Below are parts of what I submitted in prior years, which are relevant, I believe to the best of my knowledge and ability.


To Bill Ford & Geoff Hughes:
I have a question which Mr. Hamm of PWC says he doesn't know the answer to. Would there be any financial impact to
AXP's financial statements / stock price if Amex fired both the GC and the President for violating SOX?
Mr. Hammm is only concerned with violations that have a financial impact, if I understand him right.

I'd appreciate a rough estimate.  I feel it would;
specifically,
[A]the stock price could go up, since Amex is showing
Amex
is ethical and let its wrongdoers go, or [B]the stock price may go down since it sat on this news for 4 years.

I can give you my previous sworn statement and the Amex
Code of 2010, and of 2005-2006.
/s/ Peter Lindner



Ward Hamm, Amex Liaison Auditor
Price Waterhouse Coopers
Chairman's Office - US Firm
PricewaterhouseCoopers LLP
300 Madison Avenue, 24th Floor
New York, New York 10017

Voice:    (646) 471 4000
     RE: is there a financial impact if Amex's President and General Counsel were let go as a result of SEC /
     SOX violations?

Dear Ward,

     Thanks for calling me back this afternoon and talking to me for over an hour about the allegation I made that Amex (American Express) filed a false or misleading statement with the SEC namely that the Amex Code of Conduct (which was filed as per Sarbanes-Oxley (SOX) law of
2002) was not being followed for the Amex (AXP) Banking
President Ash Gupta, nor by  the General Counsel's
Office.


     You stated you had no idea if there are any financial impacts if Amex's President and General Counsel (GC) were let go as a result of SEC / SOX violations. To me, since you (PWC) certified that you followed the PCOAB [see footnote 1] standards, and since the PCOAB follows SOX and SOX mandates that if a

     [Footnote 1: Google begins by saying:
     'Public Company Accounting Oversight Board
     The PCAOB is a private-sector, non-profit corporation,
      created by the Sarbanes-Oxley Act, to oversee the auditors of companies in order to protect the...'


http://www.google.com/search?sourceid=navclient&ie=UTF-
     8&rlz=1T4WZPG_en___US427&q=PCOAB

     and the PCAOB writes the audits are to 'protect the interests of investors and further the public interest' :

          'The PCAOB is a nonprofit corporation
established
            by Congress to oversee the audits of public companies in order to protect the interests of investors and further the public interest in the preparation of informative, accurate and independent audit reports.

          The PCAOB also oversees the audits of broker-dealers, including compliance reports filed pursuant to federal securities laws, to promote investor protection.'
           [emphasis added]
           http://pcaobus.org/Pages/default.aspx

          I am not only an investor, but also an employee
          Shareholder, as are tens of thousands of Amex employee Shareholders.
        [END of Footnote 1]

company has a ethics code or code of conduct, it must file it with the SEC and can exempt certain classes of people from said code, therefore it seems clear that to have Amex file a misleading code of conduct ('Code')
(CEO Ken Chenault wrote that no one is exempt from the Code) would have a serious financial implication.
 Specifically, since Qing Lin admitted under oath in January 2009 that he violated 13 of the June 2000
Amex-Lindner contract signed by Amex's GC, Ash Gupta, and me, and since Jason Brown, Esq. of the Amex GC said to me in Feb2006 that Qing [breached the contract where 13 says Qing is among 7 people not allowed to give
 'any information' about me to prospective employers ] told my prospective employer that 'I don't think Peter Lindner can work here,', therefore both of them breached the Amex
Code by not reporting to their manager any past / present / future potential violations of the code or of the law.

	If either Qing or Jason had done so, then their GC and Ash Gupta would have been aware in February 2006 or as early as March 2005 or as late as January 2009 that Qing had breached the contract signed by his direct manager, Ash Gupta in June2000. And as managers, under the
 Code, they would forward this information to the Secretary
 of the Corporation.

Given that I asked CEO Ken Chenault in the Shareholder's meeting in both April 2009 and April 2010 about the Qing incident, and Ken evaded the question by saying he believed in the integrity of the Amex employees and in the management of Corporate Secretary Stephen Norman
 (transcripts available), it seems to defy credulity that Ken would have been unaware of Qing's misdeeds and also of
Qing's departure for competitor Chase Manhattan some 2
 weeks after I asked that question in April 2009.
And Ken could have taken the April 2010 re-asking to amend his statement to say that almost all of the Amex employees had integrity, but two of those 5 I had mentioned had breached the Code, and possibly Title VII of the Civil Rights Act of 1964, and possibly defamed me by making an untrue statement about me to a 3rd party. It was untrue what Qing said, since I am allowed to work
'here' at American Express as a contractor or as an employee of a vendor.

Now, Banking President Ash Gupta signs many documents, including financial instruments, such as Bond issuances for
 Amex, Centurion Bank (I believe) and other certifications,
 as well as signing the June 2000 Amex-Lindner contract, where his name is mentioned I think ten times.

So, I would think it prudent to suspend Ash from signing
 his name to any Amex promissory document, given that Amex did not mind when the June 2000 Amex-Lindner contract was violated by his direct employee, and Ash knew about it for months or years and did nothing, and covered it up with the able help of the General Counsel's Office.

So, we come now to the question:  Given that the Amex
Code
was violated by at least Amex VP Jason Brown, Esq. of the General Counsel's office and by Qing who managed 100 people in Risk Management at Amex prior to leaving in May 2009, wouldn't it make sense for their bosses to be held responsible for what they knew and when
 they knew it? And if they knew about it for months or years, wouldn't it make sense to accept/demand their resignation, along with putting into place new strictures so that this doesn't happen again? And given that you at PWC (as well as the SEC) has this information as a sworn statement from me for multiple weeks prior to the Amex 9am Monday May 2, 2011 Annual Shareholder Meeting, wouldn't it be appropriate at that time to retract your unqualified approval of Amex's financial and SEC filed documents, and state that you have information that casts doubts upon Ken's certification that SOX was complied with in FY 2010?

Sincerely yours,


Peter W. Lindner
1 Irving Place, Apt. G-23-C
NY, NY 10003
home/fax: 212-979-9647
cell:     917-207-4962
email: nyc10003@nyc.rr.com

cc:    cfletters@sec.gov
       Bill Ford, registered broker (I believe)
       Geoff Hughes, Wachovia / Wells Fargo branch mgr & my
        broker
        Joe Sacca, Esq. Skadden


STATE OF NEW YORK
COUNTY OF NEW YORK
Sworn as true on the __________  day of __________, 2010
by


__________________________________
Peter W. Lindner




From: Peter main email
Sent: Friday, April 22, 2011 5:19 PM
To: ward.hamm@pwc.com
Cc: Joseph N Sacca ; cfletter@sec.gov
Subject: American Express - do violations of SOX count as having impact on auditor's okay of Financial Stmts, incl certification by CEO of SOX compliance

Ward:

Here's my notarized sworn statement that I'm asking my two (past & present) brokers about the financial impact of an auditor disregarding Sarbanes Oxley violations by the Banking President and General Counsel, since that may not necessarily have an impact on the financial aspect
(share price, net worth) of American Express.
I think if President Clinton can be impeached for lying under oath about a consensual sexual affair that had nothing to do with the government (except the making a sworn statement), then I think Ash, Jason, the General
Counsel can all be fired for covering up and not reporting for several months or years a known violation of both the SEC filed Code of Conduct under SOX, and of a contract signed by Banking President Ash Gupta and me and the General Counsel's office in June2000.

In the credit card / banking industry, the whole concept is reliance upon one's word (e.g. Amex keeps track of a cardmember's promise to pay, and if the payment does not come in on time as the c/m promised - the check will be sent for $100 in two weeks - then Amex gives a negative mark on the c/m's history internally), then should not I be able to trust the word and then signature of both Amex and of Ash Gupta? And given that they (and I and CEO Ken
Chenault and the GC) all signed the Code several times over their years at Amex, shouldn't they have acted in accordance with that dictate of the 2005/2006 Amex code which requires employees to report potential past / present / future violations of the Code or of the law to their manager, who in turn would report it to the Secretary of the Corporation?

To me, this is a big deal. And if PWC decides that it is okay for the Banking President to disregard the June 2000 contract he signed with me, and disregard the Code which he signed maybe a half dozen times in 15 years and which
he instructed his staff on the meaning of the Code as
well as handled alleged violations of such code, then how can PWC say that Ash Gupta's signature is valid on promissory notes issued by Amex and on certifications to the SEC?
And since you included that CEO Ken Chenault certified
SOX compliance in the annual report filed with the SEC,
and
*	it is clear now that
o	Ash,
o	Ken,
o	Jason and
o	the GC
*	all knew that
o	Qing violated the Code in 2005 and admitted it
under oath in Court in January 2009, and that
o	the GC's Jason Brown, Esq.
?	knew of this in Feb2006 and
?	told me that orally then,
?	but denied it in an email to me the next
day,
?	only to admit it under oath later in
Jan2009,
*	and that Ken was apprised of that breach / violation
in detail with specific names and facts in the
Annual Shareholder's Meeting in
o	April 2009
o	April 2010
*	and that Ken refused to amend his misleading April
2009 statement in the 2010 meeting
o	which is SEC sanctioned event
?	broadcast over the web
?	with transcripts available on the web and
by Thomson StreetEvents
o	and where financial details for the previous
fiscal year are highlighted and amended
don't you think that this is significant and a cover up and perhaps could cause not only Qing to leave Amex (as he did in May2009, 2 weeks after the Apr2009 meeting where I mentioned his name - a coincidence?)?
I feel it's not often that a GC will sign a contract, sign a code of conduct, and be told in Jul2005 and again in Feb2006 of a violation of said Code and said Contract, and then help cover it up in an official summary in April 2006 to me (and perhaps to Secretary of the Corporation Stephen Norman), and not admit it until forced to under oath in Jan2009. I feel it is rare that Skadden would violate NY Judiciary section 487 by having an 'intent to deceive' a Court by falsely writing and saying that Amex did not interfere with me communicating to the SEC prior to 2009, when in fact their co-counsel Jean Park of Kelley Drye Warren authored such a document and enforced it in April 2007 under pain of me being in contempt of court until this alleged oral agreement was overturned by federal USDJ Koeltl in May 2007 (documents and transcripts upon request-although Amex has gotten a Court ORDER to stop me from possessing those documents or showing them to anyone under pain of Contempt of Court).
So, we have here KDW and Skadden having 'intent to deceive' the Court (allegedly) which is a criminal misdemeanor which can cause them to be disbarred in SDNY, which would result in being disbarred in NY State, and which could win me treble damages in a separate suit in NY State, and Qing breaching the Code and the Contract signed by his boss for the 4-5 years from 2005-2009, and CEO Ken filing a misleading certification with the SEC that SOX was complied with in 2010. I think this really has financial impact, especially if any of these people
I've named lose their tenure, bonuses, jobs or pensions.
But I'm not a lawyer.
The case is 06cv3834 Lindner v American Express and Qing
Lin.
Regards,

Peter Lindner
1 Irving Place, Apt,G-23-C
NYC, NY 10003
home/fax: 212-979-9647
cell: 917-207-4962
email: nyc10003@nyc.rr.com

  The matter concerns:
"SEC Form DEF 14A is most commonly used in
conjunction with an annual meeting proxy. The form
should provide security holders with sufficient
information to allow them to make an informed vote
at an upcoming security holders' meeting or to
authorize a proxy to vote on their behalf. It
includes information about the date, time and place
of the meeting of security holders; revocability of
proxy; dissenter's right of appraisal; persons
making the solicitation; direct or indirect interest
of certain persons in matters to be acted upon;
modification or exchange of securities; financial
statements; voting procedures; and other details."
 http://www.investopedia.com/terms/s/SEC-Form-DEF-
14A.asp#axzz1kTQ34pbJ

  This is footnoted in
http://www.sec.gov/interps/legal/cfslb14a.htm
to refer to:
*	"See Amendments to Rules on Shareholder Proposals,
Exchange Act Release No. 40018 (May 21, 1998)" which says that it is not "day-to-day business matters" if Shareholder proposals focus "on sufficiently significant social policy issues (e.g., significant discrimination matters)". My Shareholder Proposal
(Attachment #____) is based on discrimination under EEOC rules and Title VII of the Civil Rights Act of 1964.
http://www.sec.gov/rules/final/34-40018.htm
"However, proposals relating to such matters but focusing on sufficiently significant social policy issues (e.g., significant discrimination matters) generally would not be considered to be excludable, because the proposals would transcend the day-to-day business matters and raise policy issues so significant that it would be appropriate for a shareholder vote."

  It is in the transcript as:
"I'm not sure whether he can be used on an AXP"
where  AXP is the NYSE symbol for American Express
[TR 201, lines 20-21, 14:58:01,
  The video tape is important to show how Ms. Park stops
Brown from answering the question by me by repeatedly
interrupting me and then calling me a "time waster" six
times, but Mr. Brown says:
"		18         Q.     You have the part which is
indented
19   where it has a quote.  I'm talking about
17:39:11 	20   Plaintiff's Exhibit 11.  Can you read that
          21   sentence?
22         A.     "I'm not sure whether he can
be used
          23   on an AXP."
24         Q.     Why did you not include that
in your
0340
 	1                      J.K. Brown
 	2   letter?
 	3         A.     Why did I not include this in
my
 	4   letter to you?  Is that what you're asking
me?
17:39:25  	5         Q.     Yes.
 	6         A.     There was no reason for me to
 	7   include it."
[TR 339 Lines 18-24 to TR 340 lines 2-7, January 22,
2009, 10:34 a.m., deposition of Jason K. Brown]